Exhibit 31.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Matthew Flemming, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of SMG Industries Inc. for the fiscal year ended December 31, 2019;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 9, 2020	Signature:	/s/ Matthew Flemming
Matthew Flemming
Interim Chief Financial Officer (Principal Financial and Accounting Officer)